Exhibit 99.1
Earnings Call Transcript Q4/2007 Version 11a
FINAL
RAE Systems Inc. (AMEX:RAE)
Q4 2007 Financial Release Conference Call
March 6, 2007, 1:30 p.m. PST
The Operator:
Ladies and Gentlemen, thank you for standing by. Welcome to the RAE Systems Inc. fourth quarter and full year 2007 operations summary and earnings conference call. (Caller Instructions – listen only mode, how to indicate for questions, reminder call is being recorded). I would now like to turn the call over to Bob Durstenfeld, Director of Investor Relations.
Mr. Bob Durstenfeld:
Thank you. Good afternoon and thank you for joining us today for RAE Systems’ fourth quarter and full year 2007 operations summary and earnings conference call. With me today are Bob Chen, our Chief Executive Officer, and Randy Gausman our Chief Financial Officer. If you have not seen this afternoon’s earnings press release, it can be retrieved from our website at raesystems.com. If you would like a replay of this conference call, it can be retrieved two hours after this call from our website or from links in the call announcement.
I would like to remind you that the matters that we will be discussing today include forward-looking statements, as that term is used in Section 21E of the Securities Exchange Act of 1934, and as such, are subject to risks and uncertainties. Forward-looking statements may include, without limitation: expressions of “belief,” “anticipation,” or “expectations” of management; statements as to industry trends or future results of operations of RAE Systems and its subsidiaries; and other statements that are not historical fact. These types of statements address matters that are subject to risks and uncertainties, which could cause actual results to differ materially. Factors that could cause or contribute to such differences include, but are not limited to general economic and industry factors and receptiveness of the market to RAE Systems and its products. In addition, our forward-looking statements should be considered in the context of other risk factors discussed in our filings with the Securities and Exchange Commission, including but not limited to our annual report on Form 10-K and Form 10-Q filings, available online at www.sec.gov or our website. All forward-looking statements are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such statements.
As a reminder, we will not be commenting on analyst models.
Today, Bob Chen will discuss our 2007 operations and fourth quarter highlights as well as our outlook for 2008. Randy Gausman will review the financial results for the fourth quarter and year ended December 31, 2007. Then, before the Question and Answer session, Bob Chen will provide a business summary.
I’ll now turn the call over the Bob Chen. Bob go ahead please...?

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Mr. Bob Chen:
Thank you, Bob.
Today, we reported record quarterly and annual revenue, which is in part attributable to our successful December 2006 formation of RAE Fushun, and the growth in our existing businesses. Fourth quarter 2007 revenue reached 27.5 million dollars, a 32 percent increase compared with the fourth quarter of 2006; and full year revenue increased by 34 percent to 90.8 million dollars.
•	During 2007, we focused on integrating the RAE Fushun Coal mine safety joint venture and continuing to deliver innovative new products. We now have products deployed in more than 85 countries.

•	We are driving our success through our four key markets:
•	Energy, which includes: Coal, oil, gas and nuclear power.

•	Industrial, which includes: Mining, plastics, chemical and metal production and transportation.

•	Environmental, which includes: Protection, remediation & indoor air quality.

•	Public safety that serves: municipal fire, police & first responders, state, & federal governments, defense & homeland security as well as public venue protection.
•	We have strengthened our sales channels by adding industry experts to focus on our core markets.

•	Last year we introduced 6 new, multi-use products to serve the energy, industrial, chemical, safety and homeland security markets.
We continue to expand RAE Systems’ technology leadership through our R&D investments.
•	In 2007, we introduced three next-generation photoionization detectors, the MiniRAE 3000, ppbRAE 3000 and MiniRAE Lite. The MiniRAE and ppbRAE are the first handheld monitors to incorporate wireless data management which broadens our wireless product offering.

•	We introduced SentryRAE Steel, a ruggedized gas detection platform for the most hazardous Zone ONE, Division ONE environments.

•	We expanded our wireless, stainless steel AreaRAE system with ATEX certification into the European market.

•	We received a patent for our lead-free Reduction of Hazardous Substances, or RoHS, compliant oxygen sensor, which meets the European, China and California RoHS initiatives.

•	We introduced a new 4-gas platform, the QRAE 2 to meet the needs of our confined space entry compliance customers.
These new products coupled with our existing suite of products enable us to offer a full range of toxic gas detection solutions for the growing global industrial energy market.
Now I will highlight our fourth quarter regional accomplishments:
•	The Hovensa Refinery in the U.S. Virgin Islands took delivery of AreaRAE, wireless systems,

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•	In Mexico, we won a contract to supply all gas detection instruments to PEMEX P.E.P., the Exploration and Drilling unit, for the next 2 years.

•	We continue to win government orders from the EPA, FEMA, the U.S. Navy and Air Force as well as municipal, state and county emergency management agencies.

•	The Bahrain Civil Defense Force made a significant purchase of our intrinsically safe, gamma radiation detector/dosimeter, the GammaRAE TWO-R.

•	We delivered our first large sized order of wireless AreaRAE toxic gas monitors to several China municipal fire brigades. We expect to see much more wireless adoption in China this year.

•	We continued to win business with PetroChina.

•	We entered into supplier partnerships with two of the largest state-run China coal mine operators, which resulted in orders for digital mine safety instruments, breathing apparatus and other mine safety equipment.

•	We are supplying toxic gas detection equipment for the August 2008 Beijing Olympics.
I would now like to comment on our outlook for 2008:
1.	The growing global demand for energy is driving increased demand for the types of industrial worker safety products that we make.

2.	We are experiencing ongoing demand for our products in the government market.

3.	We see the global environmental market gaining strength as more companies and communities pay attention to the environment around them.
With our sales team focused on revenue growth for 2008, we have begun implementing specific expense reduction plans to drive profitability:
°	My executive staff is conducting detailed company-wide reviews of sales, marketing, manufacturing, engineering and administrative functions to increase productivity and reduce operating expenses without impacting product quality.

°	We are conducting a product line review to identify gross margin improvement opportunities and new product offerings.

°	We have implemented actions to reduce investments in working capital by tightening up our accounts receivable collections and improving our inventory management.
In addition, we are modifying our management structure. Rudy Mui, our former executive vice president and chief operating officer of the Americas, has moved on to other opportunities and we thank him for his contributions. We are taking advantage of this change to realign our top management. We intend to hire a key leader for our Americas region who will focus on accelerating our sales growth while tightly controlling our sales expenses. In the interim, Randy Gausman has assumed management responsibility for our Americas region in addition to his CFO responsibilities.
With that I would now like to turn the call over to Randy for the financial update. Randy, please go ahead.

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Mr. Randy Gausman
Thank you, Bob.
I will begin by commenting on the fourth quarter financial highlights.
▪	We delivered record revenue of $27.5 million, with gross margin improving to 51%.

▪	While we lowered operating expenses as a percent of revenue to 56% from 57% in fourth quarter of 2006, we were not satisfied with the total operating expenses of $15.5 million. As Bob noted, we have begun programs to reduce expenses.

▪	The fourth quarter net loss was $7.5 million, or $0.13 per share, driven in large part by a $7.3 million valuation allowance against deferred tax assets.

▪	In December, we completed the sale and leaseback of our headquarters building in San Jose, CA resulting in a $12.3 million cash infusion. We ended the year with $15.9 million of cash.
Looking at the fourth quarter financial results in greater detail, revenue increased by 32 percent compared with $20.9 million for the same period in 2006 and by 9 percent compared with $25.3 million for the third quarter of 2007. Our Fushun operations contributed 20 percent of our year-over-year revenue growth with the balance coming from our existing operations. Key contributors to revenue growth from our existing markets were military contracts, industrial and first responder sales in the Americas, increased market penetration in our European region, and increased sales of RAE Systems’ designed products at our Beijing operation.
For the fourth quarter, the Americas contributed 35 percent of our total revenue, Asia contributed 53 percent and Europe contributed 12 percent.
Gross margin for the fourth quarter was 51 percent, compared with 50 percent for the same quarter of 2006. The slight improvement was attributable to the improving gross margin contribution from our China operations.
Sales and marketing expenses were $8.1 million in the fourth quarter of 2007, or 29 percent of revenue compared with $6.5 million or 31 percent of revenue for the fourth quarter of 2006.
Fourth quarter research and development spending was $2.7 million, or 10 percent of revenue compared with $1.9 million or 9 percent of revenue for the fourth quarter of 2006.
G&A expenses were $4.7 million, or 17 percent of revenue compared with $3.7 million or 17 percent of revenue for the fourth quarter of 2006. We are focused on the integration of our two business operations in China and are converting them from being former state run enterprises to complying with U.S. business and accounting practices. Frankly, this task has taken more energy and time than we had originally anticipated. We are focused on this issue and intend to improve the situation in short order. We are confident the process will yield efficiencies and greater operating income.
Overall, fourth quarter 2007 operating expenses were $15.5 million or 56 percent of revenue compared with $12 million or 57 percent of revenue for the fourth quarter of 2006.
In the fourth quarter the company took a non-cash charge of $7.3 million due to a valuation

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allowance against deferred tax assets related to its operations in the U.S..
For the fourth quarter of 2007, the net loss, including discontinued operations, was $7.5 million or $0.13 per share, compared with a net loss of $1.0 million or $0.02 per share for the fourth quarter of 2006.
For the full year, we reported record revenue of $90.8 million, a 34 percent increase over the $67.7 million from 2006. Operating expenses were $50.9 million or 56 percent of revenue compared with $38.4 million or 57 percent of revenue for 2006. This also included $1.5 million of legal expenses related to the Polimaster arbitration, which resulted in an award in the company’s favor.
During the third quarter we discontinued our digital video business to focus on our core gas and radiation detection business and reduce expenses, which resulted in a net loss from discontinued operations for the year of $4.2 million, or $0.07 per share.
For the full year, the net loss, including discontinued operations, was $14.7 million or $0.25 per share, compared with a net loss of $1.5 million or $0.03 per share for 2006.
Focusing on the balance sheet, we had cash of $15.9 million at year-end compared with $8.2 million at September 30, 2007 and $21.4 million at December 31, 2006.
▪	Net cash used in operating activities for 2007 was $12.3 million, which consisted of a $4.7 million loss from operations adjusted for non-cash items, a $5.4 million increase in working capital, the write-off for discontinued operations of approximately $2.7 million and $5.0 million in other operating activities.

▪	Purchases of property and equipment were $4.6 million.

▪	Net cash provided by financing activities was $0.6 million, which consisted of bank borrowings of $12.2 million, which were partially offset by repayment of bank loans, payments of notes payable and repurchase of stock from certain employees related to our discontinued operations.

▪	In December 2007 we completed the sale and leaseback of our Headquarters facility resulting in a cash infusion of $12.3 million. The gain from the sale of the building will be recognized over the ten year term of the lease.
Accounts receivable declined by approximately $1.8 million or $22.8 million at December 31, 2007, compared with the prior quarter. DSOs were 91 days at quarter end, compared with 88 days at September 30, 2007. This slight increase reflects somewhat slower collections in our foreign operations for the quarter.
Net inventory declined by $0.5 million dollars from September 30, 2007 to $17.5 million for the quarter. Inventory turn was 2.3 times in the fourth quarter compared with 2.5 times for the third quarter of 2007. This represents about 157 days of inventory compared with 145 days of

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inventory at September 30, 2007. The decrease in inventory turns and increase in inventory days reflects an increase in finished goods inventory as our manufacturing operations planned for Chinese New Year plant closures in February 2008.
Now, I will make a few comments about our forward looking guidance. We expect full year 2008 revenue to increase by 15 to 20 percent over 2007, which is in the range of $104 to $109 million. We are targeting our gross margin to be in the range of 50 to 55 percent for the year. As we implement targeted expense reduction programs we expect to be profitable for the full year in 2008.
Now, I will turn the call back over to Bob Chen for his closing remarks.
Mr. Bob Chen
Thank you, Randy,
We are pleased with our revenue growth in 2007, but disappointed by our operating loss for the year. With our targeted operating expense reduction programs, we believe we are well positioned to grow profitably and we are excited about 2008.
•	We have already introduced two additional new products as part of our 2008 product roadmap. The ToxiRAE 3 and AutoRAE Lite are designed for deployment in our largest growth market – oil, gas and petrochemicals.

•	In addition, in order to meet our profitability goals, we are implementing stringent cost controls in order to maintain profitability.

•	We are continuing to focus on our manufacturing processes and sales strategy to improve our gross margins.
We are executing on our 2008 business prospects and we are projecting 2008 revenue of between 104 million dollars to 109 million dollars and to be profitable for the year.
I would now like to open the floor to questions.
Operator, please go ahead.

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Q&A Session
QUESTION AND ANSWER
Operator
(OPERATOR INSTRUCTIONS). Brian Ruttenbur, Morgan Keegan.
Brian Ruttenbur - Morgan Keegan — Analyst
The first question is what happened from Q3 to Q4? You were profitable in Q3, and then you are unprofitable in Q4. I understand that there were some charges involved there, but even excluding those charges, revenue was up but profits weren’t. Can you explain what happened?
Randy Gausman - RAE Systems, Inc. — CFO, VP
Sure, Brian. Revenue did not grow quite as fast in Q4 as we had anticipated. Our operating expenses, as we indicated in our comments, where higher than what we had expected although year-over-year there was a slight decrease in our operating expenses as a percent of total revenue. That is why, frankly, we have implemented this cost improvement program that the Company is undertaking.
We have formed — the management team has charged each one of our business unit managers with specific responsibilities to go through, basically a bottoms-up budgeting plan and look at every expense item in the Company to determine where we can prudently reduce expenses without affecting quality.
Brian Ruttenbur - Morgan Keegan — Analyst
The next question is about guidance. Can you talk a little bit about how much China is growing or Asia? I think you break it down by Asia Europe and the Americas or something like that. Can you talk about the growth projected in revenue from those three areas and revenue for the year end 2007 as a percentage in those areas?
Randy Gausman - RAE Systems, Inc. — CFO, VP
Sure. in the press release or in our comments — the Americas contributed 35% of revenue in the fourth quarter and China contributed 53% and the balance being the rest of the world. In 2007 was also the first full year of operations for our RAE Fushun business, which is our coal mine safety business in northern China. We expect that China is going to grow in the double digit range next year, as we expect the Americas will too.
Brian Ruttenbur - Morgan Keegan — Analyst
Okay, double digit is 10%? 20%? 30%?

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Randy Gausman - RAE Systems, Inc. — CFO, VP
No, it is probably between 10% and 20%.
Brian Ruttenbur - Morgan Keegan — Analyst
(multiple speakers) 20% for China and then 10% and 20% for America? Or less for America?
Randy Gausman - RAE Systems, Inc. — CFO, VP
America would be in the same range as well. Overall, we are expecting a 15% to 20% growth in revenue for the whole company year-over-year. As the China operations expand, they are going to be a larger contributor going forward than the Americas will be.
Brian Ruttenbur - Morgan Keegan — Analyst
Can you tell us then, because we were expecting this big surge at some point from China that was going to take your company to the next level. That is from the coal mine safety fund and everything else. Can you tell us what is going on there and why more money is not flowing?
Randy Gausman - RAE Systems, Inc. — CFO, VP
Actually, I will make some comments and I think Bob will want to follow up with some comments. You may recall, earlier last year, we talked about the expectations of RAE Fushun, the coal mine safety business. We were expecting revenue and to be, for the year, contribute around $12 million. In fact, that is about what it did for the year. It was right on target for our plan. We are also expecting, next year, that coal mine safety business will have another significant year of growth. Equally, we are expecting, with the introduction of new products and more our products — more RAE specific products being sold by RAE Beijing, that the RAE Beijing operations will continue to grow as well. So China is expected to be, again, a major contributor in 2008, as it was in 2007.
You may want to follow-up, Bob, with some additional comments.
Bob Chen - RAE Systems, Inc. — Chairman, President, CEO
Yes. I think, like Randy said, when we bought RAE Fushun in the year 2006 did about $8 million for — 2007 — we planned to do about $12 million. They did approximately that. In 2008, we expect to continue pretty good growth along the coal mine safety business. So, I think, moving forward, with some of the comments in the call, we have some digital mine adoption and also some of the RAE’s product, so we expect the call mine safety product in 2008 will continue to grow with a similar pace.

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Brian Ruttenbur - Morgan Keegan — Analyst
Okay. Then the last question just as a follow-up and I’ll get off — when or if is there going to be a tidal wave? Or is it more just going to be a steady increase from all of these billions of dollars from coal mining safety, all of the tax for the safety funds? We were expecting at some point that there would be a tidal wave. Is it just going to be a slow inching-up of the water versus a tidal wave?
Bob Chen - RAE Systems, Inc. — Chairman, President, CEO
I think we are prepared for the tidal wave. When the wave happens, we are ready to capture that wave. But also, we are also enjoining a pretty good growth rate in the 30% of the growth.
So I think the coal mine safety, it will happen, and we will position ourselves. This year, we will probably get our operations moved to the new buildings in the later part of the year. So we are prepared. I think, with the energy demand, coal is a very important part. In China, you saw the recent China’s ice and snowstorm and the energy is becoming increasingly more and more important. The coal prices also are increasing there. So we believe the original assumptions and our expectation is still real.
Operator
Matthew McKay, Jefferies & Co.
Matthew McKay - Jefferies & Co — Analyst
As you said on the previous answer, revenue growth, while it might not have been up to expectations, has been pretty healthy. In the press release and the call, you talk about looking more at the cost structure. I’m just trying to drill down a little bit more into — where are the opportunities to improve the margin? If you kind of look at it either from — are there any opportunities to raise prices a little bit in China? Because I don’t think you have a significant amount of competition over there that could help a little bit on the margin side. But also, on the gross margin, how much cost can you take out of there?
Also, just the overhead — it would seem like you can — I don’t know whether it is moving more operations over to China, given that over 50% of revenue is coming from there, or some other way. It seems like you could reduce the overhead costs a little bit as well. Any kind of color would be helpful.
Bob Chen - RAE Systems, Inc. — Chairman, President, CEO
Yes, Matthew, you are absolutely right. We have been actively looking at our manufacturing efficiencies, the facility utilization, asset utilization and productivity, the labor cost, and we continue to drive the favorable variance and to drive down the cost. Also, we continue looking for new products in our portfolio with the differentiated technologies and we continue onto adding these differentiated products to maintain and improve our gross margins. We are constantly looking at that — and also some of the exepenses, any variable expenses we have executives look at it line by line regularly and really try to look at every function, including administration, every department to drive down the expenses. This is the area we continue — we have seen even with our China operations, our gross margins steadily improve, combining with the expense control, the gross margins will increase.

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Also, you talk about price increases. We are reviewing every product line, look at the marketplace to see where we can get our fair price adjustment to support in the marketplace.
Operator
Ken Liddy, Wachovia Securities.
Ken Liddy - Wachovia Securities — Analyst
Good afternoon. The research and development in the fourth quarter seemed to climb quite a bit. Could you talk a little bit about that?
Randy Gausman - RAE Systems, Inc. — CFO, VP
Actually, R&D in the fourth quarter was 10% of revenue. I think that probably increased — well, compared to the prior year, it was a 1 percentage point increase year-over-year. Compared to the third quarter, I believe it was a 1% to 2% increase.
We commented that we had introduced in number of new products last year as well as we had planned to introduce a number of new products this year, particularly in the wireless area. We are a technology company. R&D is, as we have said in the past, is the lifeblood of our company. We are comfortable with spending somewhere in the neighborhood of 8% to 10% per annum on R&D as we develop new products to introduce to the various markets we serve.
Ken Liddy - Wachovia Securities — Analyst
You mentioned, in the opening statement, that some of the integration of your China operations were taking a little bit longer than you had anticipated. Is that where some of the cost reductions can be made?
Randy Gausman - RAE Systems, Inc. — CFO, VP
Absolutely. We are not happy, frankly, neither Bob nor I or the rest of the executive management team are happy with the level of our operating expenses. We have taken, in China, we have got these two formerly state-owned enterprises that we are converting to U.S. business practices and U.S. accounting practices. We made a lot of great progress there and there is still some things that we have left to do. For example, one of the things that we’re doing this year is we are upgrading both entities’ ERP systems. As a result of that upgrade, when it is completed, we will be able to begin to recognize some real efficiencies and synergies between the various operations in China. So it has been taking a lot of energy and time. But we are making real progress. We’re starting to get some real traction there. But it just hasn’t happened as quick as we had originally anticipated.

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Ken Liddy - Wachovia Securities — Analyst
In the quarter, was there any expenses for the Polimaster lawsuit?
Randy Gausman - RAE Systems, Inc. — CFO, VP
Yes, well, what happened in fourth quarter — actually, there was arbitration in the middle of last year and we successfully won that arbitration. In the fourth quarter, the arbitration was upheld by the judicial system. It was found in our favor that we did not violate the intellectual property rights of Polimaster. We, in fact, were awarded damages to the tune of $2.4 million. You will probably ask, well have we collected it? No, we haven’t collected the $2.4 million. Polimaster is a company that’s located again in Belarus. So not that it is not collectible, but there may be some additional costs associated with trying to collect those expenses. We’re actually evaluating whether it is worth spending more legal dollars to go after the award.
Ken Liddy - Wachovia Securities — Analyst
In the last call, you talked — actually Rudy talked a bit about the Illinois contract that you had been working to try to secure, which from what I understand a company partnered with Polimaster actually won. Could you talk a little bit about what happened there?
Randy Gausman - RAE Systems, Inc. — CFO, VP
Yes, they did. We are actually pursuing other opportunities in the first responder market in that part of the country. We have not given up on that. To the extent that Polimaster is part of that, that will also be an opportunity for us if we want to pursue Polimaster in the United States for the award.
Ken Liddy - Wachovia Securities — Analyst
Are you contesting the award in Illinois?
Randy Gausman - RAE Systems, Inc. — CFO, VP
No.
Ken Liddy - Wachovia Securities — Analyst
Do you know what basis for which they did not choose your product?
Randy Gausman - RAE Systems, Inc. — CFO, VP
I know there was a competitive evaluation and they chose the other product over ours.

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Ken Liddy - Wachovia Securities — Analyst
Could you talk a little bit about some of the opportunities in the United States with first responders?
Randy Gausman - RAE Systems, Inc. — CFO, VP
Well, there are opportunities with various fire departments, the National Guard, with some potential CST awards. We are also looking beyond the borders. We’re looking at opportunities in 2008 up in Canada and some additional opportunities south of the border down in Latin America, particularly in the oil and gas sector.
Ken Liddy - Wachovia Securities — Analyst
I guess one of the questions a lot of us have is, with the integration of RAE Fushun, did that — without RAE Fushun would the company have been profitable?
Randy Gausman - RAE Systems, Inc. — CFO, VP
We lost the call.
Operator
(OPERATOR INSTRUCTIONS).
Randy Gausman - RAE Systems, Inc. — CFO, VP
We lost the call. Michelle, why don’t we go ahead and queue up Mr. Dede and we will let him come back and we will (multiple speakers).
Operator
Kevin Dede.
Kevin Dede - Merriman Curhan Ford & Co. — Analyst
Randy, would you mind just giving us a glimpse of what the business model should be, post your restructuring effort? Are you still too new to the evaluation process to be able to offer something on that?

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Randy Gausman - RAE Systems, Inc. — CFO, VP
We made some comments about early —
Kevin Dede - Merriman Curhan Ford & Co. — Analyst
Well, yes, I understand what you’re expecting for the year but I was wondering if you could give us sort of a breakeven revenue run and maybe give us some margin guidance on a quarterly basis.
Randy Gausman - RAE Systems, Inc. — CFO, VP
We don’t comments on quarterly guidance. Our gross margin, again we are targeting in the range of 50% to 55%. We are right now at the lower end of that range, and we expect, over time, to move higher in that range as we introduce some of these new products. With a focus on operating expenses, clearly we need to drive those operating expenses down. Our long-term plan would have us generating operating income of somewhere probably in the 10% to 12% range in the near future, maybe not this year but certainly soon after. I do know if that helps you or not.
Kevin Dede - Merriman Curhan Ford & Co. — Analyst
That is helpful, it is a target, certainly helpful. What do you think your revenue line needs to be to push that breakeven?
Randy Gausman - RAE Systems, Inc. — CFO, VP
Frankly, Kevin, we are close to that now. We need to drive down our expenses. We spend a lot of time looking at our competitors, looking at other companies in our industry. We have had some unusual expenses. For example, this year, we had the Polimaster expenses, which of course added to that problem. But at the level of revenue we are at now that we’re projecting, we know we can be a profitable company. We just have to work hard, which we are, at driving down those expenses. So I think we are getting there.
Kevin Dede - Merriman Curhan Ford & Co. — Analyst
What was the Fushun number, revenue for ‘06?
Randy Gausman - RAE Systems, Inc. — CFO, VP
Well, ‘06, their revenue was right around — what, $9 million? $8 million to $9 million, Bob?

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Bob Chen - RAE Systems, Inc. — Chairman, President, CEO
Yes.
Randy Gausman - RAE Systems, Inc. — CFO, VP
On that business, Kevin, it got off to a slow start in 2007 but we saw a good second half. I think this year in 2008, we are expecting a significant contribution from that business. I think someone asked earlier about the coal tax. We are actually, in the last quarter, we had — we received a large order for our digital mine product which we will deliver this year. We’re starting to see some changes in that formerly state-run company that I think we will start benefiting from even more this year than in the past year.
Kevin Dede - Merriman Curhan Ford & Co. — Analyst
Okay, thanks for the color, Randy. On the sale leaseback, I want to just have a better feeling for the going-forward treatment of that. First of all, on the balance sheet, it looks like property and equipment was down about $3 million year-over-year.
Randy Gausman - RAE Systems, Inc. — CFO, VP
Yes.
Kevin Dede - Merriman Curhan Ford & Co. — Analyst
That reflects that sale?
Randy Gausman - RAE Systems, Inc. — CFO, VP
Right.
Kevin Dede - Merriman Curhan Ford & Co. — Analyst
Okay. Then you are expecting to amortize the gain over the next ten years. How does that flow through the P&L?
Randy Gausman - RAE Systems, Inc. — CFO, VP
Well, actually, we will recognize the gain each quarter. It is a ten-year lease, so we will recognize — divide that by 120 months. We will recognize 3 out of 120 each quarter. Also offsetting that though are the lease payments that we will make. The actual present value of the

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deferred rental payments shows up on the balance sheet on the other long-term liabilities line. Did you notice that has gone up year-over-year.
Kevin Dede - Merriman Curhan Ford & Co. — Analyst
Long term liabilities? Yes, right, right right. Bob, you mentioned your four business lines — security, environment, oil, gas, mining. I was wondering if you could give us a crack at how revenues broke down between those lines of businesses and how you might expect that to change in ‘08?
Bob Chen - RAE Systems, Inc. — Chairman, President, CEO
I think these four segments of the market vary by different regions. In China, we see the energy across the board continue to be a very high good growth. In China’s automobile construction, the infrastructure, the steel, those markets, traditional markets continue to go up. But also a big emerging opportunity for China is on the environmental market.
In America, we believe the Homeland Security continues to be a major market. The oil, energy sector, as evidenced, we did very well in the Gulf Coast in the Texas area. We continue to see the growth in that area. So both the government and the environmental markets continue with the along with in the energy sector in Americas.
Europe — we also see the Middle East and the energy parts continue to do well, and also a good growth area geographically into the various regions with the European business also — good healthy growth. So overall, I think across the board, all segments of the market continue to do well for us.
Kevin Dede - Merriman Curhan Ford & Co. — Analyst
Can you slice the $90.8 million that you did in ‘07 by those business lines, or is that something you are not comfortable offering us?
Bob Chen - RAE Systems, Inc. — Chairman, President, CEO
We don’t tally in those areas. But I can assure you that the energy sector is a big part of it in the government is not small. The industrial safety is also a significant part of it.
Kevin Dede - Merriman Curhan Ford & Co. — Analyst
The last question form me — just on discontinued ops, I missed what piece of business that was.
Randy Gausman - RAE Systems, Inc. — CFO, VP
That was the DVR business.

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Bob Chen - RAE Systems, Inc. — Chairman, President, CEO
The police car — law enforcement police car monitoring system. We just do not have the sales channel and support infrastructure for this market. But we kept the patents, the technology. We will add the DVR, the video capability, into our future wireless product; our wireless product deployment will have this technology incorporated into it.
Kevin Dede - Merriman Curhan Ford & Co. — Analyst
That’s right, okay. It sounds familiar to me now. Thanks very much, gentlemen, for taking my questions.
Operator
Ken Liddy, Wachovia Securities.
Ken Liddy - Wachovia Securities — Analyst
Sorry about that earlier, I got cut off. I had gotten cut off earlier when I was in the midst of a question. With regards to the China operations, was RAE Fushun in and of itself profitable in 2007?
Randy Gausman - RAE Systems, Inc. — CFO, VP
We don’t break out and report by our business units the profitability. But when we acquired the business or formed the business back in December of 2006, we certainly put together a business plan for that business and looked at it on a stand-alone basis. I think it is fair to say that the company has met or come close, very close to meeting the expectations of the original business plan. We expect that, over the long-term, it will contribute to the positive operating results of the Company.
Ken Liddy - Wachovia Securities — Analyst
Now, in the opening statements, Bob, you mentioned about replacing your U.S. operations chief. Could you expand on what you are exactly looking for to replace Rudy, what type of individual, and what his — will be a co-CEO, or another Chief Operating Officer?
Randy Gausman - RAE Systems, Inc. — CFO, VP
This is Randy. I will take the question since I am sort of in that roll right now. What we are looking for is to grow America’s sales aggressively and expand into new markets. We are

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looking for an individual that has a number of years of strong sales management experience, particularly managing a direct sales and a distribution channel organization. In fact, we have identified some candidates that have that experience and so the focus is really going to be on driving sales while maintaining a real cost efficient operation.
Ken Liddy - Wachovia Securities — Analyst
Are you looking to do this externally, hiring externally or internally?
Randy Gausman - RAE Systems, Inc. — CFO, VP
We are looking at external candidates.
Ken Liddy - Wachovia Securities — Analyst
How soon do you expect to fill the post?
Randy Gausman - RAE Systems, Inc. — CFO, VP
It is a top priority for Bob and myself.
Ken Liddy - Wachovia Securities — Analyst
Would you say that the U.S. operations are the area that you have the most room for improvement?
Randy Gausman - RAE Systems, Inc. — CFO, VP
Well, every area — we are constantly looking to improve in all areas. We have a good sales team in the Americas. We have a good inside sales team in the Americas. We know we can grow it faster and focus on the oil and gas industry, focus on some international expansion in the Americas. Of course, we will not forget the government sector as well as the environmental sector.
Ken Liddy - Wachovia Securities — Analyst
Brian mentioned previously in his question regarding the tidal wave from the China tax for the coal industry. Do you have any feel if we are looking for a surge in revenue by 2010 from the coal mining tax?

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Bob Chen - RAE Systems, Inc. — Chairman, President, CEO
Ken, this is Bob. The demand in China for coal as a source of energy is continuing to increase and the coal price is steadily climbing it, as has been recently witnessed by the recent ice and snowstorm, the shortage of electricity in China during the new year — the transportation shut down. This is becoming increasingly more important. You know, the president of China, during the Chinese New Year, spent time in the coal mine, so this is continuing to be a top priority for China’s government.
We have experience to see our coal, Fushun coal safety equipment business — continuously, the customer is never short of funds to make the purchases. They’re constantly looking for new product. As Randy mentioned earlier, we won several big digital mine contracts where we expect to deliver sometime this year. This is just the beginning of one of the very large opportunities for us. I wouldn’t use the words tidal wave, but I think the tide is constantly rising and we believe we are in a good position to take advantage of it.
Ken Liddy - Wachovia Securities — Analyst
From what I understand, much of the time and energy has been spent closing mines in 2007. Has that begun to shift yet?
Bob Chen - RAE Systems, Inc. — Chairman, President, CEO
Yes. I think they have been doing the shut down the small mines. However, recently I read some report because of the ice storm and the snowstorms, some localizes failure on the power stations and some of the localized power stations did not — the transportation shut down. The coal cannot be transported into the regional power plant. So there is some talk about some regional coal supply. I have not seen any decision being made yet. But that was some of the issues during the transportation shut down because of the power failure.
So somewhat as a result, the coal did not — were not able to transport to the regional power plant in time. So there are some people talking about to revitalize some of the local coal mines to continue supply to the regional power plant in case of emergencies. But I have not seen that. That is still not the central government policy. I believe the policy is still try to shut down to gain scale. We are constantly watching that.
Ken Liddy - Wachovia Securities — Analyst
Can you talk a little bit about this digital (inaudible) contract — what exactly is it and how large is it?
Bob Chen - RAE Systems, Inc. — Chairman, President, CEO
We will give more information to you in our next call. But basically digital mines we are applying the latest digital technology — wireless, the IP and also integrating sensing positioning and all of these safety tools and apply the latest digital technology for the coal mine safety.

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Ken Liddy - Wachovia Securities — Analyst
Do you use an outside integrator to integrate or are you doing it all yourself?
Bob Chen - RAE Systems, Inc. — Chairman, President, CEO
It is our technology, our sensor, our wireless technology. We are the integrator.
Ken Liddy - Wachovia Securities — Analyst
You said you were recently awarded it. Can you talk about the size?
Bob Chen - RAE Systems, Inc. — Chairman, President, CEO
I think it is a very significant order.
Randy Gausman - RAE Systems, Inc. — CFO, VP
I think the key point, though, Ken — The key point here is this is one of the things that we were looking for when we acquired the coal mine safety business because it is actually a marriage, if you will, of RAE’s proprietary technology and the mining technology of RAE Fushun. So, this is where we see the real opportunity to grow the coal mine safety business and combining our products and drive even more access to the coal mine safety market in China.
Ken Liddy - Wachovia Securities — Analyst
Now, looking at first quarter, I know, with the new year in China, traditionally you see revenues are reduced a bit from their contribution. Where do you expect revenues from your China operations to be in the first quarter as far as percentage of total sales?
Randy Gausman - RAE Systems, Inc. — CFO, VP
Again, I don’t want to keep repeating myself, but we don’t give guidance on a quarter to quarter basis. But I think, overall, our expectation is that China will continue to be a more significant contributor to the Company’s revenue over the long-term.
Bob Chen - RAE Systems, Inc. — Chairman, President, CEO
Ken, you also want to know that during Q1, there is a Chinese New Year holiday as we mentioned in the call. So there will be some drop on the revenue from China. But overall, like Randy said, because of the Fushun and also the China market, continue to become a very significant part of our revenue.

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Operator
Matthew McKay, Jefferies & Co.
Matthew McKay - Jefferies & Co — Analyst
Is it possible to give a breakdown of production as a percentage, what’s done in China versus what is done in the U.S. or other places?
Randy Gausman - RAE Systems, Inc. — CFO, VP
Our major manufacturing operations are in China, in Shanghai. We have a manufacturing facility where essentially all of our products are manufactured. Then we have some manufacturing capability at RAE Beijing and of course manufacturing capability at RAE Fushun. Here in the United States, we do make a small number of products that are integrated with the products that are manufactured in Shanghai, but the preponderance is in China.
Matthew McKay - Jefferies & Co — Analyst
So it’s just not — from that answer, it doesn’t sound like there is a lot of opportunity to improve the gross margin too much.
Randy Gausman - RAE Systems, Inc. — CFO, VP
Absolutely Not. We have lots of areas to improve.
Bob Chen - RAE Systems, Inc. — Chairman, President, CEO
No. this is Bob. You have to realize we are constantly looking at the labor rate differentials. In Northeast China, the labor rate is about one-third lower than Shanghai, where Shanghai’s technical skills is higher. So we also have a program to moving some of the lower cost product to move up to Fushun, become lower and the product to be manufactured there. In Beijing, they do fixed detection systems, we do all of the PC boards automated in Shanghai. We are constantly looking at utilizing the facility and capability to drive down efficiency. Over the years, we have a steady favorable variance on the manufacturing costs and the overhead. We are constantly looking at that, and also look at utilization of the space.
So like Randy said, it is kind of frustrating to us. We would like to get move faster to integrate China operations into modern systems. But we are steady moving — making good progress on that. We think we are on the right track. We will continue to improve that.
Also the R&D we are spending to improve the differentiated technology to get a margin, you know, the price and to improve on that part. The most big opportunity for us is some of the expenses. We are looking at some of that variable, discretionary expenses. We’re going to have

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tight and hard control. With this $100 million rate business, we definitely we believe we will be able to make it profitable.
Matthew McKay - Jefferies & Co — Analyst
Okay, that’s helpful. Thank you. Given that the Olympics are obviously in China this year, I’m just wondering if it is going to cause any unusual seasonality in your business, if it is going to have any impact at all?
Bob Chen - RAE Systems, Inc. — Chairman, President, CEO
Absolutely not. I think the Beijing — maybe (inaudible) the city there will be a lot of tourists, there will be a lot of events, but that is just the capitol city but the rest of China is going to continue to have good business.
Operator
That concludes the question-and-answer session. Now, I will turn it back to management for closing remarks.
Bob Chen - RAE Systems, Inc. — Chairman, President, CEO
I would like to personally thank you for your time this afternoon and your continued support of RAE Systems. As you have heard this afternoon, we are growing RAE Systems to $100 million-plus per year business. We are taking specific actions to return to profitability this year. We believe we’re well positioned to continue to expand the RAE brand worldwide.
I look forward to speaking with you at our next conference call in the spring of 2008. Have a pleasant afternoon.
Good-bye.
Operator
Ladies and gentlemen, thank you for your participation in today’s conference. This concludes the presentation. You may now disconnect. Have a good day.

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